UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

The information in Item 8.01 below is incorporated by reference into this Item 3.02.

The New Convertible Notes (as defined below) are convertible into the common stock of Denbury Resources Inc. (the “Company”) at any time, at the option of the noteholders, at a rate of 444.44 shares of common stock per $1,000 principal amount of New Convertible Notes, provided that the conversion rate will increase to (a) 460 shares of common stock per $1,000 principal amount of New Convertible Notes if converted during approximately the first 60 days after the registration statement covering resales of common stock issuable upon conversion of New Convertible Notes becomes effective or (b) 455.56 shares of common stock per $1,000 principal amount if converted during approximately the second 60 days after the registration statement covering resales of common stock issuable upon conversion of New Convertible Notes becomes effective. The New Convertible Notes are convertible into between 38 million and 39 million shares of the Company’s common stock. The New Convertible Notes will automatically convert at a rate of 444.44 shares per $1,000 principal amount of New Convertible Notes if the Company’s stock price is at or above $2.65 per share based on a volume-weighted average price for ten out of fifteen consecutive trading days, subject to dividend, distribution or other customary adjustments.

Section 8 – Other Events

Item 8.01 – Other Events

On November 30, 2017, the Company issued a press release announcing its entry into privately negotiated exchange agreements with holders of approximately $610 million in aggregate principal amount of its outstanding senior subordinated notes due 2022 and 2023 (the “Old Notes”) to exchange those Old Notes for approximately $466 million in aggregate principal amount of New Notes (as defined below).

The New Notes consist of approximately $382 million in aggregate principal amount of new 9¼% Senior Secured Second Lien Notes due 2022 (the “New Second Lien Notes”) and approximately $85 million in aggregate principal amount of new 3½% Convertible Senior Notes due 2024 (the “New Convertible Notes,” and together with the New Second Lien Notes, the “New Notes”). The covenants of the New Second Lien Notes are the same in all material respects as those of the $615 million of 9% Senior Secured Second Lien Notes due 2021 issued by the Company in May 2016. Pursuant to the exchange agreements, the Company will exchange the New Notes for approximately $364 million in aggregate principal amount of its outstanding 5½% Senior Subordinated Notes due 2022 (the “2022 Notes”), reducing the outstanding principal amount of the 2022 Notes to $409 million, and approximately $246 million in aggregate principal amount of its 4⅝% Senior Subordinated Notes due 2023 (the “2023 Notes”), reducing the outstanding principal amount of the 2023 Notes to $377 million.

The New Notes are being offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company expects that the exchanges will close on or around December 6, 2017, subject to customary closing conditions.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1*	Denbury Press Release, dated November 30, 2017.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: November 30, 2017	By:	/s/ Mark C. Allen
Mark C. Allen
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Denbury Press Release, dated November 30, 2017.

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